UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NEWSMAX INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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750 Park of Commerce Drive, Suite 100 Boca Raton, Florida 33487 Telephone: (561) 686-1165
Letter from our CEO

March 27, 2026
DEAR FELLOW STOCKHOLDERS,
You are cordially invited to attend our 2026 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held virtually via live webcast on Monday, May 18, 2026 at 1:00 p.m. Eastern Time. You can attend the virtual Annual Meeting via the Internet where you will be able to vote and submit questions electronically.
All Newsmax stockholders of record at the close of business on March 30, 2026 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the Internet as soon as possible.
Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of Newsmax.
Sincerely,
Christopher Ruddy
Chief Executive Officer and Chairman of the Board

750 Park of Commerce Drive, Suite 100 Boca Raton, Florida 33487 Telephone: (561) 686-1165
Notice of Annual Meeting
of Stockholders

MEETING DETAILS

Date Monday, May 18, 2026	Time 1:00 p.m. Eastern Time
Location
The 2026 Annual Meeting of Stockholders will be a completely virtual meeting. The meeting will only be conducted via live webcast. In order to attend via webcast, you may join at the following URL:
www.virtualshareholdermeeting.com/NMAX2026

The principal business of the Annual Meeting will be to:

1
Elect the seven director nominees standing for re-election and named in the accompanying Proxy Statement until the annual general meeting of shareholders to be held in 2027 (the “2027 Annual Meeting of Stockholders”) or until their successors are duly elected and qualified;

2	Ratify the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3	Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 30, 2026. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.
By Order of the Board of Directors,
Christopher Ruddy
Chief Executive Officer and Chairman of the Board
Boca Raton, FL
March 27, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 18, 2026:
The Notice of Annual Meeting, 2026 Proxy Statement and our 2025 Annual Report to Stockholders are available electronically at www.electronicreports.com/Newsmax

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		The Board’s Recommendations		Page

1	Elect the seven director nominees standing for re-election and named in the accompanying Proxy Statement until the annual general meeting of shareholders to be held in 2026 (the “2027 Annual Meeting of Stockholders”) or until their successors are duly elected and qualified;	✓	FOR each Director Nominee	8
2	Ratify the appointment of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and	✓	FOR	20
HOW TO VOTE

Internet
www.proxyvote.com (prior to 11:59 p.m. on May 17, 2026)
Attend our annual meeting virtually by logging into the virtual annual meeting website and vote by following the instructions provided on the website.
Telephone 1-800-690-6903	Mail Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

NEWSMAX INC.	1	2026 Proxy Statement

Questions and Answers

WHY AM I RECEIVING THESE MATERIALS?
The Board of Directors of Newsmax Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2026 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held virtually via live webcast on May 18, 2026 at 1:00 p.m. Eastern Time at.
WHAT IS INCLUDED IN THESE MATERIALS?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025 . We are first making these materials available to you on the Internet on or about March 27, 2026.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
For stockholders to vote on the following proposals:
1.To elect the seven director nominees standing for re-election and named in the accompanying Proxy Statement until the annual general meeting of shareholders to be held in 2027 (the “2027 Annual Meeting of Stockholders”);
2.To ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THESE PROPOSALS?
The Board recommends that you vote:
•"FOR" the election of seven director nominees standing for re-election and named in the accompanying Proxy Statement until the annual general meeting of shareholders to be held in 2027 (the “2027 Annual Meeting of Stockholders”) or until their successors are duly elected and qualified;
•"FOR" the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Holders of our common stock as of the close of business on March 30, 2026, the record date, may vote at the Annual Meeting. As of March 27, 2026, there were 39,239,297 shares of our Class A common stock and 89,899,158 shares of our Class B common stock outstanding. Each share of Class A common stock is entitled to ten votes, and each share of Class B common stock is entitled to one vote. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.

NEWSMAX INC.	2	2026 Proxy Statement

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, LLC, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
CAN I ATTEND THE ANNUAL MEETING?
You are invited to attend the Annual Meeting via webcast if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. [In order to enter the Annual Meeting, you must be prepared to present photo identification acceptable to us, such as a valid driver's license or passport.] If you are a beneficial owner, you will need to provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS RATHER THAN A FULL SET OF PROXY MATERIALS?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
HOW CAN I OBTAIN NEWSMAX'S FORM 10-K AND OTHER FINANCIAL INFORMATION?
Stockholders can access our 2025 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.Newsmax.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Newsmax Inc., 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487, Attention: Corporate Secretary.
HOW DO I SUBMIT A STOCKHOLDER PROPOSAL FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS?
For a proposal to be included in our proxy statement for the 2027 Annual Meeting of Stockholders, you must submit it no later than November 27, 2026. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Newsmax Inc., 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487, Attention: Corporate Secretary.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2027 Annual Meeting of Stockholders. We must receive this type of proposal in writing on or after January 18, 2027, but no later than February 17, 2027.

NEWSMAX INC.	3	2026 Proxy Statement

As detailed in our Bylaws, to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (ii) any other information relating to you or any other beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (iii) the information described in clause (vi) in the question immediately below (with any references below to a "nomination" being deemed to refer to such business desired to be brought before the annual meeting).
HOW DO I RECOMMEND A DIRECTOR NOMINEE?
If you wish to nominate an individual for election as director at the 2027 Annual Meeting of Stockholders, we must receive your written nomination on or after January 18, 2027, but no later than February 17, 2027. You should send your proposal to: Newsmax Inc., 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487, Attention: Corporate Secretary.
As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of Newsmax capital stock that are owned of record and beneficially by each such nominee (if any); (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected; and (vi) as to you and the beneficial owner, if any, on whose behalf the nomination is made: (A) your name and address as they appear on our books and of such beneficial owner, if any, on whose behalf the nomination is being made; (B) the class and number of our shares that are owned (beneficially and of record) by you and by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of your notice, and a representation that you will notify us in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date for the meeting or the date notice of the record date for the meeting is first publicly disclosed; (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among you and any of your affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of your notice by, or on behalf of, you or any of your affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of you or any of your affiliates or associates with respect to shares of our stock, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (E) a representation that you are a holder of record of our shares entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (F) a representation whether you or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and (G) any other information relating to you or the beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

NEWSMAX INC.	4	2026 Proxy Statement

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide a notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 19, 2027.
HOW CAN I VOTE MY SHARES?
If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•By attending and voting at the Annual Meeting via webcast. If you attend via webcast the 2026 Annual Meeting of Stockholders virtually, you may submit an electronic ballot during the meeting.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Sunday, May 17, 2026.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.
•By attending the Annual Meeting. If you wish to vote by attending and voting at the Annual Meeting via webcast, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Newsmax common stock in more than one account. You should vote via the Internet, by telephone, by mail or in person for all shares held in each of your accounts.
IF I SUBMIT A PROXY, HOW WILL IT BE VOTED?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to John Doe and Jane Doe to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.

NEWSMAX INC.	5	2026 Proxy Statement

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•Voting by attending the Annual Meeting via webcast.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote by attending the Annual Meeting via webcast if you obtain a legal proxy as described above.
WHAT CONSTITUTES A QUORUM AT THE ANNUAL MEETING?
The presence, by virtual attendance or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting via webcast.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?

Election of directors	Plurality of votes cast	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
WHAT IS THE IMPACT OF ABSTENTIONS, WITHHOLD VOTES AND BROKER NON-VOTES?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the New York Stock Exchange, or NYSE, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm. Therefore, in order for your voice to be heard, it is important that you vote.

NEWSMAX INC.	6	2026 Proxy Statement

WHO PAYS FOR THE COST OF THIS PROXY SOLICITATION?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting.

NEWSMAX INC.	7	2026 Proxy Statement

PROPOSAL 1
Election of Directors

Our Certificate of Incorporation provides that the number of Directors is fixed solely and exclusively by resolution duly adopted from time to time by the Board. Our Board currently consists of seven members, four of whom have served since we became a public company. Directors shall be elected at each annual meeting of shareholders to hold office for a one-year term until the next annual meeting of shareholders.
The table below sets forth information with respect to our executive officers and directors as of December 31, 2025:

Name	Age	Position at Newsmax Inc.	Position at Newsmax Media

Directors:
Christopher Ruddy	61	Director	Chief Executive Officer and Director
Nancy G. Brinker	79	Director	N/A
Christopher N. Cox	47	Director	N/A
R. Alexander Acosta	57	Director	N/A
David Gandler	50	Director	N/A
David A.R. Evans	63	Director	N/A
Paula J. Dobriansky	70	Director	N/A
There are seven directors whose term expires at the 2026 Annual Meeting of Stockholders. Upon the recommendation of our Board, seven are nominated for re-election as directors until the 2027 Annual Meeting of Stockholders. Biographical information for each director and director nominee is contained in the following section.
If elected at the Annual Meeting, each of these nominees will serve for a one-year term expiring at the 2027 Annual Meeting of Stockholders. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR" the election of seven directors. If a quorum is present at the Annual Meeting, the seven nominees receiving the most “FOR” votes of the votes of the shares in person or represented by proxy at the Annual Meeting and entitled to vote on the election will be elected.

NEWSMAX INC.	8	2026 Proxy Statement

DIRECTOR BIOGRAPHIES
The following is a brief biographical summary of the experience of our director nominees:

Christopher Ruddy
Chief Executive Officer | Age: 61 | Director Since: 2025 l Officer since:1998
Christopher Ruddy is our Chief Executive Officer and is the Chairman of the board of directors of Newsmax Inc. and Newsmax Media. Mr. Ruddy founded Newsmax Media in 1998. Prior to founding Newsmax, Mr. Ruddy worked as a journalist at the New York Post and Pittsburgh Tribune-Review. Mr. Ruddy was recognized in Multichannel News’ “News Titans”: Top 10 People to Know in TV News in 2017, and by Newsweek as one of America’s top 20 most influential news media personalities. Mr. Ruddy served as a member of the Knight Foundation’s Commission on Trust, Media and American Democracy and previously as a member of Dr. Henry Kissinger’s Counsel for the Center for Strategic and International Studies. Mr. Ruddy holds a bachelor of arts summa cum laude from St. John’s University and a master’s degree in public policy from the London School of Economics. Mr. Ruddy has also been a Media Fellow at the Hoover Institution at Stanford University.

We believe that Mr. Ruddy’s experience and proven success in news media provide him with the qualification to serve as a director.

Nancy Goodman Brinker
Director | Age: 79 | Director Since: 2024
Nancy Goodman Brinker has served as a director of the Company since April 2024. Ms. Brinker is the founder of The Promise Fund and Susan G. Komen for the Cure. In 2018, Ms. Brinker co-founded the Promise Fund of Florida which is a non-profit organization to address disparities in breast and cervical cancer screening and treatment. In 2016, Ms. Brinker was appointed to serve as Global Advisor to Hologic, Inc., a medical technology company. Alongside these current roles, Ms. Brinker has also continued her involvement in philanthropic endeavors, speaking engagements, and is a regular contributor for Fox News. In 2016, Ms. Brinker received the Order of Lincoln Award – Illinois’ highest honor for professional achievement and public service. In 2015, Ms. Brinker was inducted to the National Women’s Hall of Fame. In 2011, she was appointed a Goodwill Ambassador for Cancer Control by the World Health Organization. Ms. Brinker was awarded the Presidential Medal of Freedom by Barack Obama in 2009. For her work on breast cancer research, Time magazine named Ms. Brinker to its 2008 list of the 100 most influential people in the world. Ms. Brinker was Chief of Protocol of the United States from 2007 to the end of the George W. Bush administration in 2009. Ms. Brinker was also United States Ambassador to Hungary from 2001 to 2003. Ms. Brinker is a lifetime member of the Council on Foreign Relations and has received numerous accolades for her global work, including the prestigious Mary Woodard Lasker Award for Public Service, the Champions of Excellence Award presented by the Centers for Disease Control, the Porter Prize presented by the University of Pittsburgh Graduate School of Public Health, the Forbes Trailblazer Award, Ladies Home Journal’s “100 Most Important Women of the 20th Century”, and the Anti-Defamation League Americanism Award.

We believe that Ms. Brinker’s extensive experience and record of achievement in public service provide her with the qualification to serve as a director.

NEWSMAX INC.	9	2026 Proxy Statement

Christopher Nixon Cox
Director | Age: 47 | Director Since: 2024
Christopher Nixon Cox has served as a director of the Company since April 2024. Mr. Cox is an American lawyer based in New York. He is the only child of Tricia Nixon Cox and Edward F. Cox, and grandson of President Richard Nixon and First Lady Pat Nixon. Mr. Cox has served as the Chief Executive Officer of Lightswitch Capital, a private equity fund investing in biotech companies, since 2022. He has also been a Partner with InVivium Capital, since 2026. He has been involved in private equity transactions for over two decades. Mr. Cox also serves as the chairman of the board of directors for High-Trend International Group (NASDAQ: HTCO) and as lead independent board member of Alto Neuroscience (NYSE: ANRO). Mr. Cox is also a board member of the Richard Nixon Foundation, the American University of Afghanistan, the Command and General Staff College Foundation and the Sunswyck Foundation. Previously, Mr. Cox was a corporate associate at the law firm of Weil, Gotshal & Manges, where he worked in the Private Equity Group, and Mr. Cox was Vice Chairman of BrightSphere Investment Group. Mr. Cox graduated from Princeton University with an A.B. in Politics and received his J.D. from NYU School of Law.

We believe that Mr. Cox’s experience in business, law and corporate transactions provide him with the qualification to serve as a director.

Rene Alexander Acosta
Director | Age: 57 | Director Since: 2025
Rene Alexander Acosta has served as a director of the Company since March 2025. Mr. Acosta served as the 27th Secretary of the Department of Labor from April 2017 to July 2019 following his appointment by President Trump. Since 2019, Mr. Acosta has also served as a strategic consultant and the sole member of Acosta Group, LLC and sits on the board of the private non-profit corporations Job Creators Network, Salient Publications, Inc. and State Leadership Foundation. Previously, Mr. Acosta was the Chairman of the Board of U.S. Century Bank from 2014 to 2017, the Dean of the Florida International University School of Law from 2009 to 2017, and a United States Attorney for the Southern District of Florida from 2005 to 2009. Mr. Acosta graduated from Harvard College with a B.A. and received his J.D. from Harvard Law School.

We believe that Mr. Acosta’s extensive experience in government, law and finance provide him with the qualification to serve as a director.

NEWSMAX INC.	10	2026 Proxy Statement

David Gandler
Director | Age: 50 | Director Since: 2025
David Gandler has served as a director of the Company since August 2025. Mr. Gandler is Co-Founder and CEO of Fubo, since December 2014, whose global mission is to aggregate the best in TV, including premium sports, news and entertainment content, through a single app. Fubo listed on the New York Stock Exchange in October 2020, just five years after its founding. Fubo has ranked among The Americas' Fastest-Growing Companies by the Financial Times (2025) and Forbes' Next Billion Dollar Startups (2019). Prior to founding Fubo in 2015, David had a prolific advertising career with more than 15 years of video sales in local broadcast and cable TV within both the general and Hispanic market, including at Scripps Networks Interactive, Time Warner Cable Media Sales and NBCUniversal's Telemundo Media. Beyond Fubo, David is a prominent figure in global sports and media. Through Gandler Sports Group, David is the majority owner and board member of soccer team Leyton Orient F.C. (EFL League One) and is a former co-owner of Paris FC. He also serves on the board of directors of Bare-Knuckle Fighting Championship and is a member of the esteemed Paley Media Council. David has been named among Sports Business Journal's Power Players: Sports Streaming (2025), Goldman Sachs' 100 Most Intriguing Entrepreneurs (2019) and Variety's Dealmakers (2020, 2019).

We believe that Mr. Gandler's significant industry and executive experience provides him with the qualification to serve as a director.

David A.R. Evans
Director | Age: 63 | Director Since: 2026
David A.R. Evans has served as a director of the Company since March 2026. Mr. Evans has more than three decades of accounting, finance and digital media leadership experience. He recently left Salem Media Group, a publicly traded multimedia company after twenty-five years. He most recently held the position of Chief Operating Officer from 2022 to 2025, served previously as its Division President for New Media and Publishing from 2006 to 2021 and as Chief Financial Officer from 2000 to 2006. During his time there he led multiple debt and equity capital raises and executed over thirty acquisitions. He built the company’s SEC reporting infrastructure and SOX compliance framework. Mr. Evans has also held senior leadership roles at Warner Bros. Consumer Products. He possesses significant public accounting experience from his time with Ernst & Young and is a Chartered Accountant of England and Wales. Mr. Evans graduated with a Bachelor of Science (Honors) in Managerial and Administrative Studies from the University of Aston in Birmingham, England with a specialization in Finance, Accounting and Strategic Planning.

We believe that Mr. Evans' extensive experience in public company accounting and reporting, internal controls, capital markets, and governance. provide him with the qualification to serve as a director.

NEWSMAX INC.	11	2026 Proxy Statement

Paula Dobriansky
Director | Age: 70 | Director Since: 2025
Paula J. Dobriansky has served as a director of the Company since June 2025. Ms. Dobriansky is a foreign policy expert and diplomat specializing in national security affairs, is Vice Chair of the Atlantic Council's Scowcroft Center for Strategy and Security and a Senior Fellow at Harvard University's John F. Kennedy Belfer Center for Science and International Affairs. She brings over 30 years of government and international experience across senior levels of diplomacy, business and defense. From 2020 to 2024, Ms. Dobriansky served on the board of directors for Rubicon, LLC. From 2010 to 2012, she was Senior Vice President and Global Head of Government and Regulatory Affairs at Thomson Reuters, responsible for designing and implementing a corporate approach for engagement in Washington and other key capitals around the globe. During this time, she was also appointed the Distinguished National Security Chair at the U.S. Naval Academy. Ms. Dobriansky served as Under Secretary of State for Global Affairs from 2001 to 2009. In February 2007, as the President's Envoy to Northern Ireland, she received the Secretary of State's highest honor, the Distinguished Service Medal, for her contribution to the historic devolution of power in Belfast. During President Donald J. Trump's Administration, Ms. Dobriansky served on the Defense Policy Board, the Secretary of State's Foreign Affairs Policy Board and as Chair of the U.S. Export-Import Bank's Council on China Competition. Ms. Dobriansky received a BSFS summa cum laude in international politics from Georgetown University School of Foreign Service, as well as an MA and PhD in Soviet political and military affairs from Harvard University. She is a member of the Council on Foreign Relations and the American Academy of Diplomacy, and she has received high-level international recognition from the governments of Poland, Ukraine, Hungary, Romania, Lithuania, the Czech Republic and Colombia and is the recipient of five honorary degrees.

We believe that Ms. Dobriansky’s extensive experience in government and business provide her with the qualification to serve as a director.

The Board recommends a vote "FOR" the election of seven directors

NEWSMAX INC.	12	2026 Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Board. The full text of our Corporate Governance Guidelines is available on our website at https://ir.newsmax.com/governance/governance-documents.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our code of business conduct and ethics is posted on our corporate website. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our corporate website or in filings under the Exchange Act.
DIRECTOR INDEPENDENCE
Based upon information requested from and provided by each director considering his or her background, employment and affiliations, including family relationships, our Board has determined that Rene Alexander Acosta, David A.R. Evans and Paula Dobriansky are each considered an “independent director” under the NYSE listing rules, which is defined generally as a person other than an executive officer or employee of the Company who does not have a relationship that, in the option of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Because we are a “controlled company” under NYSE rules, we are not required to have a majority independent board of directors, a nominating and governance committee, or a compensation committee. However, we are required to have an audit committee composed of a minimum of three independent directors. Pursuant to NYSE’s phase-in rules, we were permitted to have one independent member on our audit committee on the date of our listing on NYSE. We have satisfied the requirements to have three independent members of our audit committee within one year of the qualification of our post-effective amendment to our offering statement on Form 1-A.
INSIDER TRADING POLICY
We have adopted an insider trading policy governing the purchase, sale, and/or any other disposition of the Company’s securities and material non-public information that is reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable NYSE standards. Our insider trading policy applies to the Company’s directors, officers, employees of the Company and its subsidiaries, and any other persons, such as consultants, contractors, temporary staff, family members, and controlled entities who have access to material nonpublic information or are designated by the Company as subject to such policy. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.

NEWSMAX INC.	13	2026 Proxy Statement

RISK OVERSIGHT
Our full Board exercises risk oversight at Newsmax. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements. The full Board is primarily responsible for risk oversight relating to board and executive compensation and risk oversight relating to corporate governance. In addition, our Board and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our Board and its committees receive reports from our auditors and other consultants, and may meet in executive sessions with these outside consultants.
COMMUNICATIONS WITH DIRECTORS
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Newsmax Inc., 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
BOARD QUALIFICATIONS
Our Board has the responsibility for recommending the nominees for election as directors at the annual meeting of stockholders and for recommending persons to fill any vacancy on our Board. Nominees for director are selected based on the following criteria, and must:
•Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.
•Have a genuine interest in Newsmax and recognition that as a member of our Board, each director is accountable to all of our stockholders, not to any particular interest group.
•Have a background that demonstrates an understanding of business and financial affairs.
•Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to Newsmax and our stockholders.
•Have the ability and be willing to spend the time required to function effectively as a director.
•Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Newsmax as a director.
•Have independent opinions and be willing to state them in a constructive manner.
Directors are selected on the basis of talent and experience. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, government and education and in engineering, computer software, technology and other areas relevant to our activities are factors in the selection process. As a majority of our Board must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.

NEWSMAX INC.	14	2026 Proxy Statement

ARRANGEMENTS BETWEEN OFFICERS AND DIRECTORS
Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.
FAMILY RELATIONSHIPS
There are no family relationships between any of our directors, director nominees or executive officers.
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
None of our directors, director nominees or officers has, in the past ten years, filed bankruptcy, been convicted in a criminal proceeding or named in a pending criminal proceeding, been the subject of any order, judgment, or decree of any court permanently or temporarily enjoining him or her from any securities activities, or any other disclosable event required by Item 401(f) of Regulation S-K.
DIRECTOR NOMINATIONS
The Board will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Board will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled "Questions and Answers on Meeting and Voting - How do I recommend a director nominee?"
ATTENDANCE AT ANNUAL MEETING
Directors are expected to attend our annual meetings of stockholders. The 2026 Annual Meeting of Stockholders on May 18, 2026 is our first annual meeting, and all of our directors are expected to attend virtually via webcast.
RELATED-PARTY TRANSACTION POLICY
Our audit committee charter requires that our audit committee review and approve in advance any related party transaction. This covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
The Audit Committee reviews these related-party transactions as they arise and are reported to the Board. The Audit Committee also reviews materials prepared by our Board and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, the Audit Committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party's relationship to us and interest in the transaction, and the benefits to us of the transaction. The Audit Committee determines, in its discretion, whether the proposed transaction is in the best interests of Newsmax and our stockholders.

NEWSMAX INC.	15	2026 Proxy Statement

BOARD LEADERSHIP STRUCTURE
Our board of directors consists of seven members. Mr. Ruddy, our Chief Executive Officer, is also the Chairman of our board of directors. Our board of directors believes that having our Chief Executive Officer also serve as the Chairman of our board of directors, providing a single, clear chain of command to execute our strategic initiatives and business plan and acting as a bridge between management and our board of directors and is thus in our best interests and those of our stockholders. Mr. Ruddy founded our company, and is the majority owner of our company. Our board of directors believes that Mr. Ruddy's years of management experience in journalism and news media as well as his extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our board.
Rene Alexander Acosta serves as our lead independent director. As lead independent director, Mr. Acosta presides over executive sessions conducted in meetings of our independent directors, serves as a liaison between senior management and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.
Our board of directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.
In its oversight role, our board of directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our board of directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our board of directors also provides oversight on risks relating to various developments such as acquisitions, debt and equity offerings, and new service offerings.
The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. On occasion, our Board will hold separate meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director. Independent directors will rotate in chairing meetings of the independent directors, and the rotation will be determined using the alphabetical order of directors' last names.
Our Board believes that management speaks for Newsmax. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.
BOARD MEETINGS AND COMMITTEES
Our Board of Directors met three times during 2025. Our Board has an Audit Committee, which has the composition and responsibilities described below. Members serve on Board committees for such term or terms as our Board may determine or until their earlier resignations or death. Each committee is governed by a written charter. In 2025, each director attended at least 75% of the meetings of the Board and the committees on which they serve. The Audit Committee charter is posted on our website at https://ir.newsmax.com/governance/governance-documents. From time to time, our Board may also establish other, special committees when necessary to address specific issues.

NEWSMAX INC.	16	2026 Proxy Statement

AUDIT COMMITTEE
Mr. Acosta, Mr. Evans, and Ms. Dobriansky are members of our audit committee with Mr. Acosta being the Chair. Our Audit Committee met three times during 2025.
Our board of directors has affirmatively determined that each of Mr. Acosta, Mr. Evans and Ms. Dobriansky meet the definition of “independent director” under the NYSE rules, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of the NYSE rules. In addition, our board of directors has determined that both Mr. Acosta and Ms. Dobriansky qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, The audit committee responsibilities include:
The Audit Committee is responsible for, among other things:
•appointment, termination, compensation and oversight of the performance of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;
•considering and approving, in advance, all audit and non-audit services to be performed by independent accountants;
•reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;
•determining compensation of the independent auditors, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;
•reviewing quarterly financial statements prior to their release;
•reviewing and assessing the adequacy of a formal written charter on an annual basis;
•reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and
•handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time; and
•overseeing the activities of the individuals responsible for administering cash incentive compensation plans and equity-based plans.

NEWSMAX INC.	17	2026 Proxy Statement

Director Compensation

NARRATIVE TO DIRECTOR COMPENSATION TABLE
Following our initial public offering, on March 28, 2025, we adopted a Director Compensation Policy. Prior to the adoption of our Director Compensation Policy, our non-employee directors were paid such amounts for their services as was determined by the Board from time to time. In addition. each director or member of a committee of the Board was eligible to be reimbursed for expenses, if any, of attendance at each meeting of the Board or committee thereof, as applicable.
Pursuant to our Director Compensation Policy, our non-employee directors receive equity and cash compensation for their service as directors, as follows:
•Non-employee directors receive annual compensation of $75,000 for service on our Board in the form of a cash retainer, payable in equal quarterly installments;
•Each non-employee director who serves as a Chairperson of the Board shall receive an additional cash retainer in the amount of $10,000, which is also payable in equal quarterly installments;
•For each Board committee upon which a non-employee director serves, such non-employee director shall receive an annual cash retainer in the amount of $7,500, payable in equal quarterly installments; and
•For each Board committee upon which a non-employee director serves as both a member and a Chairperson, such non-employee director shall receive an additional cash retainer in the amount of $2,500, payable in equal quarterly installments.
The payment of such amounts with respect to the first quarter of 2025 were prorated from the date of adoption of our Director Compensation Policy and paid concurrently with the applicable payment amounts for the second quarter of 2025.
In addition, each non-employee director shall be entitled to receive an annual equity award, which shall be made in the form of stock options With respect to calendar year 2025, such awards were granted on the date of adoption of the Director Compensation Policy. For all subsequent calendar years, are to be granted on the date of the Company’s annual shareholder meeting for such year. Subject to the non-employee director’s continued service, such equity awards shall time vest in full upon the one-year anniversary of the date of grant. The number of shares of Class B Common Stock subject to such awards shall be determined by dividing $175,000 by the Fair Market Value (as such term is defined in the Company’s 2025 Plan (as defined below) or its successor plan) of a share of the Company’s Class B Common Stock on the date of grant of such award.
Subject to the Company’s expense reimbursement policy, each non-employee director shall be reimbursed for reasonable travel and other business expenses in connection with attending meetings of the Board or its committees, as applicable; provided, that any expenses in excess of $2,500 are subject to prior approval by the Company’s Chief Executive Officer.
In connection with our initial public offering, certain of our non-employee directors also received an additional grant of stock options in consideration for all of the hard work they undertook in connection with our initial public offering. Such stock options vested on the 18th month anniversary of the date of grant, provided such options contained an early exercise feature and could have been exercised prior to them becoming vested.

NEWSMAX INC.	18	2026 Proxy Statement

DIRECTOR COMPENSATION TABLE
The following table summarizes the compensation of our non-employee directors who served during the year ended December 31, 2025.

Name(1,2)	Fees earned or paid in cash ($)(3)	Stock awards ($)	Option awards ($)(4)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Christopher Cox(6)	57,083	—	107,393	—	—	—	164,476
Nancy Brinker(5)(7)	57,083	—	414,229	—	—	—	471,312
Paula Dobriansky(8)	46,063	—	107,568	—	—	—	153,631
Alex Acosta(5)(9)	64,694	—	168,760	—	—	—	233,454
David Gandler(10)	27,106	—	107,084	—	—	—	134,190
1.Please see additional information below in the section “Executive Compensation” for details of Mr. Ruddy's compensation.
2.Mr. Evans was not appointed to our board of directors until 2026 and is therefore excluded from this table.
3.The amounts shown in this column are the cash fees earned for the year by our non-employee directors, as further described above.
4.The amounts shown above reflect the aggregate grant date fair value of such awards computed in accordance with FASB’s ASC Topic 718. Additional information regarding the assumptions made in calculating the grant date for the value of the equity awards reported in this column will be provided in the notes to the consolidated financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
5.In addition to their compensation under our Director Compensation Policy, Ms. Brinker and Mr. Acosta were granted 50,000 and 10,000 options, respectively, in connection with our initial public offering.
6.As of December 31, 2025, Mr. Cox held options for the purchase of 17,500 shares of common stock, none of which were vested as of such date.
7.As of December 31, 2025, Ms. Brinker held options for the purchase of 122,095 shares of common stock, 104,595 of which were vested as of such date.
8.As of December 31, 2025, Ms. Dobriansky held options for the purchase of 13,813 shares of common stock, none of which were vested as of such date.
9.As of December 31, 2025, Mr. Acosta held options for the purchase of 27,500 shares of common stock, 10,000 of which were vested as of such date.
10.As of December 31, 2025, Mr. Gandler held options for the purchase of 11,738 shares of common stock, none of which were vested as of such date.

NEWSMAX INC.	19	2026 Proxy Statement

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2026. We are asking our stockholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of BDO to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Newsmax and our stockholders. Representatives of BDO are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table sets forth the aggregate fees for professional audit services and other services provided to Newsmax by BDO for the fiscal years ended December 31, 2025 and 2024.

	2025 ($)	2024 ($)

Audit Fees	1,119,000	1,210,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	1,119,000	1,210,000
Audit Fees: Audit fees consist of fees billed for professional services performed by BDO USA, P.C. for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.
Audit-Related Fees: Audit related fees consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred by the Company in the fiscal years ended December 31, 2025 and 2024.
Tax Fees: Tax fees consist of fees for professional services, including tax compliance performed by BDO USA, P.C. There were no such fees incurred by the Company in the fiscal years ended December 31, 2025 and 2024.
All Other Fees: There were no such fees incurred by the Company in the fiscal years ended December 31, 2025 and 2024.

NEWSMAX INC.	20	2026 Proxy Statement

PRE-APPROVAL POLICIES AND PROCEDURES
In accordance with Sarbanes-Oxley, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members
For the fiscal year ended December 31, 2025, all fees paid to BDO have been approved by the Audit Committee.

The Board recommends a vote "FOR" the ratification of the appointment of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026

NEWSMAX INC.	21	2026 Proxy Statement

Executive Officers

As a "smaller reporting company" and an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" and "emerging growth companies," as such terms are defined in the rules promulgated under the Securities Act. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers ("NEOs"). Our NEOs for 2025 consist of the following three individuals:
•Christopher Ruddy, our Chief Executive Officer and Director
•Darryle Burnham, our Chief Financial Officer
•Andrew Brown, our Chief Operating Officer
The following table sets forth the names and positions of our executive officers, including their ages as of March 30, 2026.

Name	Age	Position at Newsmax Inc.	Position at Newsmax Media

Officers:
Christopher Ruddy	61	Chief Executive Officer	Chief Executive Officer
Darryle Burnham	61	Chief Financial Officer	Chief Financial Officer
Andrew Brown	56	N/A	Chief Operating Officer
EXECUTIVE OFFICER BIOGRAPHIES
The following is a brief biographical summary of the experience of our executive officers:

Christopher Ruddy
Chief Executive Officer | Age: 61 | Director Since: 2025 l Officer since:1998
Christopher Ruddy is our Chief Executive Officer and is the Chairman of the board of directors of Newsmax Inc. and Newsmax Media. Mr. Ruddy founded Newsmax Media in 1998. Prior to founding Newsmax, Mr. Ruddy worked as a journalist at the New York Post and Pittsburgh Tribune-Review. Mr. Ruddy was recognized in Multichannel News’ “News Titans”: Top 10 People to Know in TV News in 2017, and by Newsweek as one of America’s top 20 most influential news media personalities. Mr. Ruddy served as a member of the Knight Foundation’s Commission on Trust, Media and American Democracy and previously as a member of Dr. Henry Kissinger’s Counsel for the Center for Strategic and International Studies. Mr. Ruddy holds a bachelor of arts summa cum laude from St. John’s University and a master’s degree in public policy from the London School of Economics. Mr. Ruddy has also been a Media Fellow at the Hoover Institution at Stanford University.

NEWSMAX INC.	22	2026 Proxy Statement

Darryle Burnham
Chief Financial Officer | Age: 61 | Officer Since: 2008
Darryle Burnham is the Chief Financial Officer of Newsmax Inc. and of Newsmax Media. Mr. Burnham has been with Newsmax Media since 2008. Prior to joining Newsmax Media, Mr. Burnham was Director of Finance and Operations at CopperCom Inc., Corporate Treasurer for Sleepmaster LLC (dba Serta Mattress) and Finance Manager of Procurement for Scientific Atlanta, Inc. (acquired by Cisco Systems in 2005). Mr. Burnham holds a bachelor of science degree from Florida Atlantic University and studied computer information systems at Lynn University.

Andrew Brown
Chief Operating Officer | Age: 56 | Officer Since: 2014
Andrew Brown is the Chief Operating Officer of Newsmax Media. Mr. Brown joined Newsmax Media in 2012 as director of operations for Humanix Publishing. In October 2014, Mr. Brown was promoted to Chief Operations Officer at Newsmax Media. Mr. Brown is responsible for the day-to-day operations and oversees the operational infrastructure, IT and facilities. Prior to Newsmax, Mr. Brown was the production director at Scribe Inc., overseeing all aspects of workflow and technology. He also served as a software product manager at Managing Editor Inc., responsible for newspaper and magazine software, and was an editor at The Commercial Dispatch. Mr. Brown earned a bachelor of science degree from Mississippi State University.

NEWSMAX INC.	23	2026 Proxy Statement

Executive Compensation

SUMMARY COMPENSATION TABLE
The table below sets forth the annual compensation awarded to, earned by or paid to each of our NEOs for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Christopher Ruddy Chief Executive Officer (1)(2)	2025	400,750	145,385	—	—	—	—	347,966	894,101
	2024	373,077	275,000	—	—	—	—	265,462	913,539
Darryle Burnham Chief Financial Officer	2025	358,250	73,684	—	613,672	—	—	31,219	1,076,825
	2024	357,000	—	—	100,000	—	—	32,453	489,453
Andrew Brown Chief Operating Officer	2025	182,692	—	—	92,051	—	—	9,135	283,878
	2024	175,396	—	—	25,000	—	—	8,707	209,103
1.All amounts listed in this table for Mr. Ruddy include a portion of compensation and expense reimbursement paid to Crown Reserve LLC, an entity wholly owned by Mr. Ruddy.
2.Mr. Ruddy's 2025 bonus amount in the table above was comprised entirely of a one-time paid-time-off (“PTO”) payout during 2025 related to an update of the Company's HR policies.
3.Includes discretionary bonuses paid to NEOs in 2024 and 2025. Please see additional information below in the section “Narrative Description to Summary Compensation Table.”
4.The amounts shown above represent the aggregate grant date fair value of such awards, computed in accordance with the Financial Accounting Standards Board’s, or FASB’s, Accounting Standards Codification, or ASC, Topic 718. Additional information regarding the assumptions made in calculating the grant date fair value of the equity awards reported in this column will be provided in the notes to the consolidated financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2025.
5.For 2024 and 2025, all other compensation for each NEO includes the following:

Name	Year	Car and Auto Insurance Payment ($)	Tax Gross Up ($)	Apartment Reimbursement ($)	Personal Liability Insurance Premium ($)	Life Insurance Payments ($)	401(k) Match ($)	Total ($)

Christopher Ruddy (1)	2025	31,734	73,695	176,472	3,134	52,700	10,231	347,966
	2024	27,298	48,790	124,771	799	46,746	17,058	265,462
Darryle Burnham (2)	2025	11,364	4,789	—	—	—	15,066	31,219
	2024	13,018	2,449	—	—	—	16,986	32,453
Andrew Brown (3)	2025	—	—	—	—	—	9,135	9,135
	2024	—	—	—	—	—	8,707	8,707

NEWSMAX INC.	24	2026 Proxy Statement

1.We pay directly Mr. Ruddy’s car lease payments and auto insurance, provide matching contributions under the terms of our 401(k) plan and pay a portion of various life insurance and other personal liability insurance premiums. In addition, prior to August 1, 2024 we reimbursed Mr. Ruddy for the costs of his apartment in New York City, which was used by Mr. Ruddy when he worked out of our New York City office. Starting on August 1, 2024, we leased our own apartment in New York City as a corporate apartment, the use of which we provide to Mr. Ruddy when he is working out of our New York City office.
2.We reimburse Mr. Burnham’s car lease payments (and provide a tax gross up to cover certain taxes due by Mr. Burnham as a result of such reimbursement) and provide matching contributions under the terms of our 401(k) plan.
3.We provide Mr. Brown matching contributions under the terms of our 401(k) plan.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below sets forth the outstanding equity awards held by the NEOs that were outstanding as of December 31, 2025 and reflects the Forward Stock Split. There were no other equity awards held by our NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Darryle Burnham	22,190	—	—	4.52	6/8/2031(1)	—	—	—	—
	18,604	—	—	5.37	6/29/2033(1)	—	—	—	—
	100,000	—	—	10.00	3/28/2035(2)	—	—	—	—
Andrew Brown	5,547	—	—	4.52	6/8/2031(1)	—	—	—	—
	4,668	—	—	5.37	6/29/2033(1)	—	—	—	—
	15,000	—	—	10.00	3/28/2035(2)	—	—	—	—
1.Vests after twelve months, subject to continued service on the applicable vesting date. These options allow for early exercise after 90 days, vest over 1.5 years, and expire 10 years from the grant date.
2.Vests over eighteen months in equal monthly installments, subject to continued service on the applicable vesting date.
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
For the 2025 fiscal year, our compensation program consisted primarily of the following elements: base salary, annual incentives, long-term incentives and benefit and perquisite programs.
EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION
We have entered into employment agreements with each of Mr. Ruddy and Mr. Burnham. These agreements provide for an initial base salary, with any bonus opportunities or other compensation to be awarded at the discretion of our Board. These agreements also contain non-competition and non-solicitation restrictions for a specified period following termination (18 months for Mr. Ruddy and 12 months for Mr. Burnham).

NEWSMAX INC.	25	2026 Proxy Statement

CHRISTOPHER RUDDY
In June 2024, we entered into an Amended and Restated Employment Agreement with Mr. Ruddy, pursuant to which Mr. Ruddy serves as our President and Chief Executive Officer. Mr. Ruddy’s employment agreement provides for a base salary of $400,000 and provides that he will be eligible for annual merit-based increases of such salary or cost-of-living increases at the discretion of our board of directors (the “Board”). The Board shall also determine any bonus opportunities or other compensation to be provided to Mr. Ruddy.
Mr. Ruddy is eligible to participate in our benefit plans, including but not limited to, group hospitalization, health, life, disability, travel or accident insurance, equity incentive plan, retirement income or pension plan, 401(k) plan or other present or future group employee benefit plan or program for which executives are or will become eligible. Mr. Ruddy is entitled to accumulate twenty-seven (27) days of PTO per year (provided, that if at the end of each calendar year, Mr. Ruddy has more than ten (10) PTO days accrued and unused, then the Company shall pay him the value of such excess PTO days in cash during the first payroll run of the new calendar year), and is also entitled to receive (i) reimbursement for insurance expenses associated with personal liability, personal liability umbrella and life insurances in which an affiliate of Mr. Ruddy (or his trust) is the beneficiary; (ii) reimbursement for car expenses (including, but not limited to lease and insurance payment); and (iii) reimbursement for all expenses incurred in connection with (A) an apartment located in New York, NY to be used at his sole discretion, and (B) travel to our offices in New York, NY (and a tax gross-up to cover any taxes resulting from such reimbursement and such tax gross-up).
Pursuant to Mr. Ruddy’s employment agreement, in the event that his employment is terminated by the Company without cause, or if he resigns for “good reason,” he will be entitled to (i) severance compensation in an amount equal to 24 months of his then-current base salary; (ii) any bonuses earned, but not yet paid for any completed full fiscal year or calendar quarter immediately preceding the termination date; (iii) continuation of health benefits for a period of 24 months and (iv) payout of his accrued vacation. In the event that Mr. Ruddy’s employment is terminated by reason of his death or disability, the Company shall pay him (or his estate, as applicable) a payout for his accrued vacation.
DARRYLE BURNHAM
In June 2024, we entered into an Amended and Restated Employment Agreement with Mr. Burnham, pursuant to which Mr. Burnham serves as our Chief Financial Officer. Mr. Burnham’s employment agreement provides for a base salary of $357,000 and provides that he will be eligible for annual merit-based increases of such salary or cost-of-living increases at the discretion of the Company. The Chief Executive Officer of the Company shall also determine any bonus opportunities or other compensation to be provided to Mr. Burnham.
Mr. Burnham is eligible to participate in our benefit plans, including but not limited to, group hospitalization, health, life, disability, travel or accident insurance, equity incentive plan, retirement income or pension plan, 401(k) plan or other present or future group employee benefit plan or program for which executives are or will become eligible. Mr. Burnham is entitled to accumulate twenty-seven (27) days of PTO per year (provided, that if at the end of each calendar year, Mr. Burnham has more than ten (10) PTO days accrued and unused, then the Company shall pay him the value of such excess PTO days in cash during the first payroll run of the new calendar year), and is also entitled to receive reimbursement for lease payments for a vehicle approved by the Company.
Pursuant to Mr. Burnham’s employment agreement, in the event that his employment is terminated by the Company without cause, or if he resigns for “good reason,” he will be entitled to (i) severance compensation in an amount equal to 24 months of his then-current base salary; (ii) any bonuses earned, but not yet paid for any completed full fiscal year or calendar quarter immediately preceding the termination date; (iii) continuation of health benefits for a period of 24 months and (iv) payout of his accrued vacation. In the event that Mr. Burnham’s employment is terminated by reason of his death or disability, the Company shall pay him (or his estate, as applicable) a payout for his accrued vacation.
ANDREW BROWN
Mr. Brown is not employed by us pursuant to any employment agreement. In the event that Mr. Brown’s employment is terminated by reason for any reason, we are not obligated to pay any amounts to him as severance compensation.

NEWSMAX INC.	26	2026 Proxy Statement

ANNUAL INCENTIVES
Our compensation program for Named Executive Officers and other executive officers includes eligibility for annual cash bonuses. The annual bonuses are discretionary and are paid, if at all, based on our performance and the applicable executive’s performance. Generally, the Board determines the amounts of any bonuses for Mr. Ruddy, while Mr. Ruddy, as the CEO, determines the amounts of bonuses for our other NEOs. With respect to 2025, our Board, in view of our performance last year, did not award Mr. Ruddy a discretionary bonus. With respect to 2025, Mr. Ruddy awarded discretionary bonuses to our other NEOs in the amounts set forth in the Summary Compensation Table above.
LONG-TERM INCENTIVES
Equity-based awards are a variable element of compensation that allows us to reward our NEOs for their sustained contributions to the Company. Equity awards reward performance and continued employment by a NEO, with associated benefits to the Company of attracting and retaining employees. We believe that equity-based compensation, including but not limited to stock options and restricted stock, will provide NEOs with a strong link to long-term corporate performance and the creation of shareholder value.
The Company adopted the 2025 Omnibus Equity Incentive Plan (the “2025 Plan”) which was approved by our shareholders on March 28, 2025. The Company generally uses the 2025 Plan to grant awards, and believes that the effective use of long-term, stock-based incentive compensation is integral to the Company’s success and is vital to its ability to achieve strong performance in the future. Awards under the 2025 Plan are intended to align the interests of our executives with those of our shareholders, enhance the personal stake of executive officers in the growth and success of the Company, and provide for the executive officers’ continued service at the Company, and provide an opportunity for executives to increase their stock ownership levels.
On March 28, 2025 and January 1, 2024, Mr. Burnham was granted 100,000 options and 18,604 options, respectively, which vest monthly over a period of eighteen months and after a period of twelve months, respectively.
On March 28, 2025 and January 1, 2024, Mr. Brown was granted 15,000 options and 4,668 options, respectively, which vest monthly over a period of eighteen months and after a period of twelve months, respectively.
Mr. Ruddy was not granted options in 2024 or 2025.
OTHER BENEFITS
We offer standard health, dental, life and disability insurance benefits, as well as a 401(k) plan with a company match, to our NEOs, on the same terms and conditions as provided to all eligible employees. We do not offer a deferred compensation plan or pension plan.
COMPANY POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
The Company last granted a stock option on August 25, 2025. The Company does not grant stock options or similar awards to Section 16 Insiders, most SVPs, and other Vice Presidents and above who directly report to the CEO in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock units or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant. The Company’s executive officers would not be permitted to choose the grant date for any stock option grants.

NEWSMAX INC.	27	2026 Proxy Statement

Certain Relationships and Related-Party and Other Transactions

We have not been a party during our year ended December 31, 2025 to any transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements.
INDEMNIFICATION AGREEMENTS WITH OUR DIRECTORS AND OFFICERS
Article VII of Newsmax Inc.’s Amended and Restated Articles of Incorporation provides that Newsmax Inc. shall, to the fullest extent legally permissible under the provisions of the FBCA, as the same may be amended and supplemented, indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civi1, criminal, administrative, or investigative (other than an action by or in the right of Newsmax Inc.) by reason of the fact that the person is or was a director or officer of Newsmax Inc., against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Newsmax Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Pursuant to Newsmax Inc.’s Articles of Incorporation, such indemnification or advancement of expenses provided by, or granted pursuant to, Section 607.0850 of the FBCA, shall not be deemed exclusive of any other rights to which an indemnified party may be entitled under any bylaw, agreement or resolution adopted by Newsmax Inc.’s board of directors.
Article IX of Newsmax Inc.’s Amended and Restated Bylaws provides that to the fullest extent permitted under the law of the State of Florida, Newsmax Inc. shall have the power to indemnify, and shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Newsmax Inc.) by reason of the fact that the person is or was serving at the request of Newsmax Inc. as a director, officer, employee or agent of Newsmax Inc., against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Newsmax Inc., and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

NEWSMAX INC.	28	2026 Proxy Statement

Audit Committee Report

With respect to Newsmax's financial reporting process, the management of Newsmax is responsible for establishing and maintaining internal controls and preparing Newsmax's consolidated financial statements in accordance with generally accepted accounting principles in the United States ("US GAAP"). Newsmax's independent registered public accounting firm, BDO USA, P.C. (“BDO”), is responsible for auditing these consolidated financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Newsmax's consolidated financial statements. We have relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with Newsmax's management and with BDO, including the results of the independent registered public accounting firm's audit of Newsmax's financial statements. We have also discussed with BDO all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with audit committees, under which BDO must provide us with additional information regarding the scope and results of its audit of Newsmax's consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence, and have discussed with BDO its independence from Newsmax, as well as any relationships that may impact BDO's objectivity and independence.
Based on our review of the matters noted above and our discussions with Newsmax's management and independent registered public accountants, we recommended to the Board of Directors that the audited consolidated financial statements be included in Newsmax's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.
RENE ALEXANDER ACOSTA (CHAIR)

NEWSMAX INC.	29	2026 Proxy Statement

Ownership of Common Stock

DIRECTORS AND OFFICERS
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 27, 2026, referred to in the table below as the “Beneficial Ownership Date,” by:
•each of our named executive officers;
•each of our directors and director nominees;
•all of our current and proposed directors and named executive officers as a group; and
•each stockholder known to us to beneficially own of 5% or more of the outstanding shares of our Class A or Class B Common Stock based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or issuable under convertible securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 39,239,297 shares of Class A Ownership Stock and 89,899,158 shares of Class B Ownership Stock outstanding as of the Beneficial Ownership Date.
Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is:
c/o Newsmax Inc., 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487.

NEWSMAX INC.	30	2026 Proxy Statement

	Shares of Common Stock Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares (#)%		Shares (#)		%

Directors and Executive Officers:
Christopher Ruddy, Director and Chief Executive Officer (1)	39,239,297	100	39,239,297		30.4
Darryle Burnham, Chief Financial Officer	-	*	140,794	(2)	*
Nancy G. Brinker, Director	-	*	122,097	(3)	*
R. Alexander Acosta, Director	-	*	27,500	(4)	*
Andrew Brown, Chief Operating Officer	-	*	25,215	(5)	*
Christopher N. Cox, Director	-	*	17,500	(6)	*
David Gandler	-	*	-		*
David A.R. Evans	-	*	-		*
Paula J. Dobriansky	-	*	-		*
Directors and Executive Officers as a group (9 persons) 5% or Greater Stockholders:	39,239,297	100	39,572,403		30.6
Christopher Ruddy Revocable Trust dated October 12, 2007(1)	39,239,297	100	39,239,297		30.4
Conyers Investments LLC (7)	-	*-	23,045,352		20.4
Naples Investment HoldCo, LLC (8)	-	*-	19,737,553		18.0
*Indicates beneficial ownership of less than 1%.
1.The 39,239,297 shares of Class A Common Stock beneficially owned by Christopher Ruddy are held by the Christopher Ruddy Revocable Trust dated October 12, 2007 (the “Trust”). Mr. Ruddy is the trustee of the Trust and is deemed to beneficially own the shares of Class A Common Stock owned by the Trust and has sole voting and dispositive powers over its shares. The business address of the Trust is 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487.
2.Consists of 140,794 shares of Class B Common Stock issuable upon the exercise of options.
3.Consists of 122,097 shares of Class B Common Stock issuable upon the exercise of options.
4.Consists of 27,500 shares of Class B Common Stock issuable upon the exercise of options.
5.Consists of 25,215 shares of Class B Common Stock issuable upon the exercise of options.
6.Consists of 17,500 shares of Class B Common Stock issuable upon the exercise of options.
7.Conyers Investments LLC is a Connecticut limited liability company. Thomas Peterffy, as the manager of Conyers Investments LLC, may be deemed to beneficially own the shares of Class B Common Stock owned by Conyers Investments LLC and has voting and dispositive powers over its shares. Conyers Investments LLC’s business address is 777 S. Flagler Drive, #1001 East, West Palm Beach, Florida 33401.
8.Naples Investment Holdco LLC (“Holdco”) is a Delaware limited liability company. Heritage Investments Limited Partnership (“Heritage Investments LP”) is the sole member of Holdco. Heritage GP Limited (“Heritage GP”) is the general partner of Heritage Investments LP. Heritage Investment Holdings Limited (“Holdings Limited”) serves as the sole director of Heritage GP. GTCS Directors Limited (“GTCS Directors”) serves as the sole director of Holdings Limited and Heritage Holdings Bare Trust (“Heritage Trust”) is the sole member of Holdings Limited. GTCS Nominees Limited (“GTCS Nominee”) serves as trustee of the Heritage Trust and Sheikh Sultan bin Jassim Al-Thani is the sole beneficiary of the Heritage Trust. Each of Heritage Investments LP, Heritage GP, Holdings Limited, GTCS Directors, Heritage Trust, GTCS Nominee and Sheikh Sultan bin Jassim Al-Thani may be deemed to beneficially own the shares owned directly by Holdco. The principal business address of each of the persons and entities named in this footnote is 13a St George Street, London, United Kingdom, W1S 2FQ.

NEWSMAX INC.	31	2026 Proxy Statement

PROHIBITION ON HEDGING
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers and employees are prohibited by our Insider Trading Policy from engaging in any such transactions.
We have adopted an insider trading policy governing the purchase, sale, and/or any other disposition of the Company’s securities and material non-public information that is reasonably designed to promote compliance with insider trading laws, rules, regulations, and applicable NYSE standards. Our insider trading policy applies to the Company’s directors, officers, employees of the Company and its subsidiaries, and any other persons, such as consultants, contractors, temporary staff, family members, and controlled entities who have access to material nonpublic information or are designated by the Company as subject to such policy. A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 26, 2026.

NEWSMAX INC.	32	2026 Proxy Statement

Availability of Annual Report on Form 10-K

Stockholders can access our 2025 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.Newsmax.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Newsmax Inc., 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487, Attention: Corporate Secretary.

NEWSMAX INC.	33	2026 Proxy Statement

Transaction of Other Business

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
Under the rules of the SEC, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2027 Annual Meeting of Stockholders the proposal must be received by us at our principal executive offices at 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487, to the attention of the Corporate Secretary, no later than November 27, 2026.
Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at the 2026 Annual Meeting of Stockholders rather than for inclusion in the proxy materials, or would like to nominate a person as a candidate for election to the Board at the 2027 Annual Meeting of Stockholders, the stockholder must follow certain procedures contained in our bylaws. Stockholders may request a free copy of our bylaws from:
Newsmax Inc.
Attn: Corporate Secretary
750 Park of Commerce Drive, Suite 100
Boca Raton, Florida 33487
Under the bylaws, notice of a nomination or other business must be delivered to the Corporate Secretary no later than the close of business on January 18, 2027 and no earlier than the close of business on February 17, 2027. If the date of our 2027 Annual Meeting of Stockholders is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the date of the 2026 Annual Meeting of Stockholders, notice must be delivered to the Corporate Secretary not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders nor later than the close of business on the later of (i) the 90th day prior to the 2027 Annual Meeting of Stockholders or (ii) the 10thday following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made. Nominations and the proposal of other business also must satisfy other requirements set forth in the bylaws. The chair of the meeting may refuse to acknowledge the introduction of any stockholder proposal or nomination not made in compliance with the foregoing procedures.
If a stockholder fails to comply with the foregoing deadlines established under the bylaws, the Company will have discretionary authority to vote shares under proxies we solicit when and if the nomination or other business is raised at the Annual Meeting of Stockholders and, to the extent permitted by law, on any other business that may properly come before the Annual Meeting and any adjournments or postponements.

NEWSMAX INC.	34	2026 Proxy Statement

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement and Notice of Internet Availability to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Although we do not household for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that the broker will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and Notice of Internet Availability, please notify us by sending a written request to 750 Park of Commerce Drive, Suite 100, Boca Raton, Florida 33487, Attention: Corporate Secretary, and we will promptly deliver a separate copy of our annual report and proxy statement. If you are receiving multiple copies of the annual report and proxy statement and wish to receive only one, please notify your broker.
Other Matters

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

NEWSMAX INC.	35	2026 Proxy Statement

NEWSMAX

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O NEWSMAX INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NMAX2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91928-P47759

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWSMAX INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christopher Ruddy
02) Nancy G. Brinker
03) Christopher N. Cox
04) R. Alexander Acosta
05) David Gandler
06) David A.R. Evans
07) Paula J. Dobriansky

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V91929-P47759

NEWSMAX, INC.
Annual Meeting of Shareholders
May 18, 2026 1:00 PM, EDT
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Christopher Ruddy, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEWSMAX, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, EDT on May 18, 2026, virtually via live webcast at www.virtualshareholdermeeting.com/NMAX2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE